EXHIBIT 10.76





                         SPARTA PHARMACEUTICALS, INC.
                                P.O. Box 13288
                       Research Triangle Park, NC 27709





                                                as of January 10, 1996


William McCulloch, M.D.
12109 Betts Lane
Raleigh, NC  27614

Dear Dr. McCulloch:

      This letter sets forth the terms of an amendment (the "Amendment") to the agreements dated as of October 1, 1992, December 1, 1993, December 16, 1994 and December 11, 1995, relating to the terms of your options to purchase shares of the Company's Common Stock under and for the purposes of the 1991 Stock Plan of the Company (the "Plan"), as such agreements have been amended to date (the "Option Agreements").

      1. Effectiveness of Letter Agreement. The effective date of this letter agreement will be January 10, 1996 (the "Effective Date"), the date on which the terms hereof were approved in all material respects by the Compensation Committee of the Company's Board of Directors, provided however nothing herein is intended to affect adversely rights which may have accrued to you under the terms of the Option Agreements prior to the Effective Date.

      2. Contingent Amendment. In the event of (i) the acquisition by the Company of, or merger with, Lexin Pharmaceutical Corporation, or the acquisition by the Company of the assets and business of Lexin Pharmaceutical Corporation, and (ii) within a period of six months of the closing of such acquisition or merger, the relocation of the headquarters of the Company from its location in Durham, North Carolina, and the termination of your employment without "Cause" as defined in and in accordance with the terms of your employment agreement with the Company dated July 2, 1992 (the "Employment Agreement"), then in such events and effective thereupon:

      (A) Section 3 of each of the Option Agreements dated as of December 1, 1993, December 16, 1994 and December 11, 1995 is hereby amended to provide that notwithstanding the provisions of each such Section 3 as in effect immediately prior to the Effective Date, (i) the number of shares of Common Stock (subject to adjustment as provided in the Plan) (the "Shares") which may be exercisable under the options granted pursuant to each such Option Agreement (the "Options") on the Effective Date shall be, with respect to the Option granted pursuant to the Option Agreement dated as of December 1, 1993, Seventy-Five Percent (75%) of the Shares covered by such Option and, with respect to the Options granted pursuant to the Option Agreements dated as of December 16, 1994 and December 11, 1995, Fifty Percent (50%) of the Shares covered by such Options, subject to the other terms and conditions of the Option Agreements, this Amendment and the Plan, including without limitation the terms of the Options and the provisions affecting the Employee's ability to exercise the Options after termination of employment.

      (B) Section 4 of each of the Option Agreements is amended in its entirety to read as follows:

      "4. TERM OF OPTION

      The Option shall terminate ten (10) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

      a. Termination of Employment (Other than for Death or Disability)

      If the Employee's employment ceases (for any reason other than death or Disability), the Option may be exercised within twenty four (24) months after the date the Employee's employment ceases, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter.

      Notwithstanding the foregoing, in the event of the Employee's death within twenty four (24) months after the termination of such employment, the Optionee's Survivors may exercise the Option within one (1) year after the date of the Employee's death, but in no event after the date of expiration of the term of the Option.

      b. Termination of Employment as a Result of Disability or Death

      In the event the Employee's service to the Company terminates by reason of Disability, as determined in accordance with the Plan, or death, the Option shall be exercisable only within one (1) year after the date of such Disability or death, as the case may be, or if earlier, the term originally prescribed by the Option. In such event, the Option shall be exercisable:

      (1) to the extent that the right to purchase the Shares hereunder has accrued on the date of Disability or death and is in effect as of such date; and

      (2) to the extent any such right would have accrued under Section 3 had the Employee's employment not terminated by reason of Disability or death prior to the end of the current monthly accrual period.

      c. Change of Status

      "Employment" as used in this Agreement shall include service as a director, consultant to or as an employee of the Company or any of its Affiliates and a change of status from one such category to another shall not be treated as a termination of the "employment" hereunder."

      3. Fully Effective Amendment. Effective upon the Effective Date, Section 9 of each of the Option Agreements is hereby amended in its entirety to read as follows:

      "9. CAPITAL CHANGES AND BUSINESS SUCCESSIONS

      The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers and sales of the Company. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

      Notwithstanding the foregoing provisions of this Section 9, in the event of a "Change of Control" (as defined below) while the Optionee is an employee of the Company, the Optionee shall be entitled to exercise this Option, commencing as of immediately prior to the consummation of such Change of Control (but subject to the consummation of such Change of Control) and in the event of a Change of Control as a result of a tender offer, this Option shall become fully exercisable in a timely manner such that the Optionee may participate in such tender offer at any stage, for all of the Shares then remaining subject to purchase under such Option whether or not the right to purchase such Shares shall have become vested and become exercisable.

      A "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:

      (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

      (ii) individuals who, as of March 15, 1996, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least 50% of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to March 15, 1996 whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of provision, considered as though such individual were an Incumbent Director; or

      (iii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, Shares representing in the aggregate more than 50% of the combined voting power of all the outstanding securities of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent Company, if any); or

      (iv) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate thirty percent (30%) or more of either (a) the then outstanding shares of Common Stock of the Company or (b) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company ("Voting Securities") (hereafter referred to as an "Acquisition"); provided, that, notwithstanding the foregoing, an Acquisition shall not be deemed to have occurred for purposes of this clause (iv) (1) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Stock beneficially owned by any person to thirty percent (30%) or more of the Common Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities or (2) solely as the result of an acquisition of securities from the Company; except that if any person referred to in clause (1)(x) or (1)(y) of this sentence or to which clause (2) of this sentence is applicable shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction or a transaction to which clause (2) applies), then an Acquisition shall be deemed to have occurred for purposes of this clause (iv)."

      4. Options May No Longer be Incentive Stock Options. The parties acknowledge and agree that if the contingent amendment set forth in paragraph 2 above becomes effective, and thereby Section 4 of the Option Agreements is amended as set forth above, the Options that are intended to be treated as incentive stock options will no longer be incentive stock options. Employee understands that the Company and any subsidiary are not obligated to compensate him or otherwise make up for the treatment of Options as non-qualified options and not as incentive stock options. Employee should consult with Employee's own tax advisors regarding the tax effects of the Options and this Amendment.

      5. Entire Agreement. This Amendment, together with the Plan and the Option Agreements, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Amendment shall affect or be used to interpret, change or restrict, the express terms and provisions of this Amendment, provided, however, in any event, this Amendment shall be subject to and governed by the Plan.

      6. Headings and Captions. The heading and captions of the various subdivisions of this Amendment are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions hereof.

      If the foregoing is agreeable to you, would you please so indicate by signing in the space provided and returning to us the enclosed copy of this letter whereupon this letter will become a binding agreement between us amending the terms of the Option Agreements.

                                          Very truly yours,

                                          SPARTA PHARMACEUTICALS, INC.


                                          By    /s/ William M. Sullivan
                                             ----------------------------
                                                William M.  Sullivan
                                                Chairman, President & CEO

Accepted and Agreed:


/s/ William McCulloch
- ----------------------------
William McCulloch, M.B., Ch.B., F.R.C.P. (Glasg.)